                            FIRST AMENDMENT TO LEASE
                            ------------------------



     THIS FIRST AMENDMENT TO LEASE (the "First Amendment"), is made this ____ day of February, 1999, by and between CONCOURSE I, LTD. (as "Landlord") and NOVA INFORMATION SYSTEMS, INC. (as "Tenant").


                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Landlord and Tenant did enter into that certain Lease Agreement (the "Original Lease"), dated as of May ___, 1996, for space (the "Premises") in that certain building known as "Concourse Corporate Center I" (the "Building").

     WHEREAS, Landlord and Tenant desire to modify and amend the Original Lease, in the manner and for the purposes herein set forth.

     NOW THEREFORE, for and in consideration of the mutual covenants contained herein, and for Ten and No/100 dollars ($10.00) and other good and valuable consideration, paid by the parties hereto to one another, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

  1.  Effective Date and Term.  The effective date (the "Effective Date") of
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this First Amendment shall be on or before April 1, 1999.  This First Amendment shall be binding upon Landlord and Tenant upon the due execution and delivery of this First Amendment by all parties hereto, notwithstanding that the Effective Date is a later date. The Term of Lease for the Additional Premises shall be co-terminous with the Term of the Original Lease, which ends, unless sooner terminated in accordance with the terms of the Original Lease, on February 17, 2002.

  2.  Additional Premises.  Landlord hereby leases and rents to Tenant, and
      -------------------
Tenant hereby leases and rents from Landlord, from and after the Effective Date, four thousand eight hundred forty-five (4,845) rentable square feet, known as Suite "745", in the area shown on Exhibit "A", attached hereto and by this
                                  -----------
reference incorporated herein (the "Additional Premises"). From and after the Effective Date, the Additional Premises shall be deemed to be a part of the Premises, except as expressly set forth to the contrary herein. From and after the Effective Date, Tenant shall have leased 43,156 rentable square feet in the Building.

  3.  Rent.  The Rent (including, by way of illustration but not limitation,
      ----
Operating Costs) due from Tenant for the Additional Premises shall be the same, on a per rentable square foot per annum basis, as the Rent due for the Premises under the Original Lease. Escalations of Base Rental occur on and as of October 18 of every calendar year. Such amounts of Rent shall be paid at the time and in the manner such Rent is paid under the Original Lease.
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  4.  Tenant Improvements and Allowance.  Tenant shall have a tenant fit up and
      ---------------------------------
finish work allowance of up to Three and 00/100 Dollars ($3.00) per rentable square foot of Additional Premises. Any work within the Additional Premises shall be done subject to the terms of the Original Lease, and shall be in accordance with plans and specifications generated by Tenant and consented to by Landlord. Tenant shall expend such funds for work in or improvements to the Additional Premises and make request for reimbursement from Landlord for any such work.

  5.  Parking.  Landlord shall grant Tenant one additional reserved parking
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space located in the Building's parking deck during the initial term of this
First Amendment.

  6.  Brokerage Commission; Indemnity. HINES INTERESTS ("HINES") HAS ACTED AS
      -------------------------------
AGENT FOR LANDLORD IN THIS TRANSACTION AND CB RICHARD ELLIS ("CB") HAS ACTED AS AGENT FOR TENANT IN THIS TRANSACTION. BOTH HINES AND CB ARE TO BE PAID A COMMISSION BY LANDLORD. Tenant warrants that, to the best of Tenant's knowledge, there are no other claims for broker's commissions or finder's fees in connection with its execution of this Lease. Tenant hereby indemnifies Landlord and holds Landlord harmless from and against all loss, cost, damage or expense, including, but not limited to, attorney's fees and court costs, incurred by Landlord as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Tenant. Landlord hereby indemnifies Tenant and holds Tenant harmless from and against all loss, cost, damage or expense, including, but not limited to, attorney's fees and court costs, incurred by Tenant as a result of or in conjunction with a claim of any real estate agent or broker, if made by, through or under Landlord.

  7.  Capitalized Terms.  All capitalized terms used herein but not defined
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herein shall have the meanings given them in the Original Lease.

  8.  Ratification.  As expressly modified by this First Amendment, the Original
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Lease (including all exhibits thereto) is hereby ratified and confirmed by
Landlord and Tenant.

  9.  Transferees, Successors and Assigns.  This First Amendment shall be
      -----------------------------------
binding upon and inure to the benefit of Landlord, Tenant and their respective transferees, successors and assigns.

  10.  Georgia Law.  This First Amendment shall be construed and interpreted
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under and pursuant to the laws of the State of Georgia.

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

IN WITNESS WHEREOF, the undersigned have caused this First Amendment to be executed under seal and delivered as of the date first above written.

                                  "LANDLORD"

                     Hines National Office Partners Limited Partnership,
                     As agent and authorized representative for Concourse I Ltd.
                                                                ----------------

                     By:  Hines Fund Management, L.L.C.,
                     a Delaware limited liability company,
                     its general partner

                            By:  Hines Interests Limited Partnership,
                            a Delaware limited partnership,
                            its Member

                                   By:  Hines Holdings, Inc.,
                                   a Texas corporation,
                                   its general partner

                                        By:  /s/ Daniel MacEachron
                                           --------------------------------
                                        Name:   Daniel MacEachron
                                        Title:  Vice President

                                   "TENANT"

                                   NOVA INFORMATION SYSTEMS, INC.


                                   By:  /s/ JDC Jim Cash
                                      -------------------------------------
                                      Its:  Director, Facilities Services


                                   Attest: /s/ Cherie M. Fuzzell
                                          ---------------------------------
                                          Its: Senior Vice President

                                   (CORPORATE SEAL)

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